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                                                                Exhibit 23.1


                     Consent of Independent Accountants



We consent to the incorporation by reference in this Registration Statement relating to the registration of $33,774,012 in common stock of Reckson Associates Realty Corp. (the "Company") on Form S-3 of our report dated February 22, 1996, with respect to the consolidated financial statements and schedule of the Company for the period June 3, 1995 to December 31 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 and for the years ended December 31, 1994 and 1993, included in the Company's Annual Report (Form 10-K) for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of: (i) our report dated February 23, 1996, with respect to the combined statement of revenues and certain expenses of the Westchester Properties for the year ended December 31, 1995, included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on March 27, 1996, (ii) our report dated September 20, 1996 with respect to the combined statement of revenues and certain expenses of the Landmark Square Properties for the year ended December 31, 1995, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996, (iii) our report dated September 16, 1996, with respect to the combined statements of revenues and certain expeneses of the Certain Option Properties for the years ended December 31, 1995, 1994 and 1993, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996, (iv) our report dated February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) our report dated January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997 and (vi) our report dated January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppague Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on Febuary 19, 1997.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



                                                 /s/ Ernst & Young LLP


New York, New York
March 6, 1997